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                                          [LOGO]
                                     ATTORNEYS AT LAW
                                 VINSON & ELKINS L.L.P.
                               3700 TRAMMELL CROW CENTER
                                   2001 ROSS AVENUE
                               DALLAS, TEXAS 75201-2975


WRITER'S TELEPHONE                   WRITER'S EMAIL               WRITER'S FAX
 (214) 220-7721                     jmeyer@velaw.com             (214) 999-7721


                                    July 19, 2000

International Home Foods, Inc.
1633 Littleton Road
Parsippany, New Jersey  07054

Gentlemen:

     We participated in the preparation of Registration Statement No. 333-40562 on Form S-4 originally filed with the Securities and Exchange Commission by ConAgra, Inc. ("ConAgra") on June 30, 2000 (the "Registration Statement" ), in connection with the merger of International Home Foods, Inc. ("IHF") and CAG Acquisition Sub ("Sub"), a wholly owned subsidiary of ConAgra, pursuant to the Agreement and Plan of Merger, dated June 22, 2000, among ConAgra, IHF and Sub (the "Merger Agreement"), including the discussion set forth in the Registration Statement under the heading "Material United States Federal Income Tax Consequences." The discussion and the legal conclusions with respect to United States federal income tax matters set forth therein reflect our opinion, and we believe they are accurate and complete in all material respects.

     Our opinion is based and conditioned upon the initial and continuing accuracy of the statements, covenants, representations and assumptions set forth in (i) the Merger Agreement, (ii) the Registration Statement, and (iii) the tax certificates of even date herewith delivered to us by ConAgra, Sub, and IHF. Any inaccuracies in any of the aforementioned statements, representations, or assumptions or breach or failure of any of the aforementioned covenants could adversely affect our opinion. Our opinion is also based upon provisions of the United States Internal Revenue Code of 1986, as amended, regulations promulgated or proposed thereunder and interpretations thereof by the Internal Revenue Service and the courts, all as of the date hereof, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change.

     We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission.

                                       Very truly yours,

                                       /s/ Vinson & Elkins L.L.P.

                                       VINSON & ELKINS L.L.P.